Exhibit (h)(2)(xviii)

SEVENTEENTH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of September 16, 2011, by and between Natixis Asset Management Advisors, L.P. (“Natixis Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and Hansberger International Series (collectively, the “Trusts”).

WHEREAS, Natixis Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010 and July 1, 2011 (together with the amendments, the “Agreement”), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts; and

WHEREAS, Natixis Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors and the Trusts hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ASSET MANAGEMENT ADVISORS, L.P.

By Natixis Distribution Corporation, its general partner

By:	/s/ David L. Giunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

HANSBERGER INTERNATIONAL SERIES

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Schedule A

Trust Portfolios

As of: September 16, 2011

Natixis Funds Trust I

Absolute Asia Dynamic Equity Fund
CGM Advisor Targeted Equity Fund
Hansberger International Fund
Loomis Sayles Core Plus Bond Fund
Natixis Diversified Income Fund
Natixis Oakmark Global Fund
Natixis Oakmark International Fund
Natixis U.S. Multi-Cap Equity Fund
Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II

ASG Diversifying Strategies Fund
ASG Global Alternatives Fund
ASG Growth Markets Fund (effective September 30, 2011)
ASG Managed Futures Strategy Fund
Harris Associates Large Cap Value Fund
Loomis Sayles Absolute Strategies Fund
Loomis Sayles Multi-Asset Real Return Fund
Loomis Sayles Senior Floating Rate and Fixed Income Fund
Vaughan Nelson Value Opportunity Fund
Westpeak ActiveBeta® Equity Fund

Natixis Funds Trust IV

AEW Real Estate Fund

Loomis Sayles Funds I

Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund*
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund*
Loomis Sayles Small Cap Value Fund

*

With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that Natixis Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. (“Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

Loomis Sayles Funds II

Loomis Sayles Global Equity and Income Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles International Bond Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Mid Cap Growth Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Value Fund

Hansberger International Series

Hansberger Emerging Markets Fund
Hansberger International Growth Fund
Hansberger International Value Fund

Gateway Trust

Gateway Fund